NIKOLA RECORDS SALES OF 88 HYDROGEN-POWERED CLASS 8 TRUCKS FOR NORTH AMERICAN CUSTOMERS IN Q3 2024; 200 TOTAL SOLD THIS YEAR

PHOENIX – October 2, 2024 – For Q3 2024, Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, wholesaled 88 Class 8 Nikola hydrogen fuel cell trucks, firmly within truck sales guidance of between 80 and 100 fuel cell units for the quarter.

For the first three quarters of 2024, Nikola wholesaled 200 hydrogen fuel cell trucks, and 235 total since the truck went on sale in Q4 of last year.

“This is a record sales quarter for Nikola, with 88 hydrogen fuel cell electric trucks wholesaled to our dealers for end customers, as well as the addition of a first-ever U.S. dealer-based HYLA modular refueling station,” said Nikola CEO Steve Girsky. “Despite overall market headwinds, Nikola remains focused on our mission to pioneer solutions for a zero-emission world, and we’re doing it one truck at a time.”

All Nikola trucks are assembled in Coolidge, Ariz.

NOTE: Nikola has not completed its quarterly review process or the preparation of its financial statements for the third quarter ended September 30, 2024.

ABOUT NIKOLA CORPORATION
Nikola Corporation's mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming transportation and over-the-road freight services. With our Class 8 vehicles, including battery-electric (BEV) and hydrogen fuel cell electric trucks (FCEV), and our energy brand, HYLA, we are driving the advancement of the complete hydrogen refueling ecosystem. This encompasses supply, distribution, and dispensing, reflecting our commitment to sustainable practices and a cleaner future.

Nikola is based in Phoenix, Ariz. with a manufacturing facility in Coolidge, Ariz.

Experience our journey to achieve your sustainability goals at nikolamotor.com or engage with us on social media via Facebook @nikolamotorcompany, Instagram @nikolamotorcompany, YouTube @nikolamotorcompany, LinkedIn @nikolamotorcompany or Twitter @nikolamotor.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to: the belief that the Company is pioneering solutions that will help transition to a zero emission future; the first ever dealer based hydrogen fueling station; and making progress one truck at a time despite market headwinds. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: completion of the Company’s review of its third quarter results; changes to assumptions underlying vehicle sales; the ability of the Company to access sufficient capital to meet its requirements and fund its business; manufacturing delays and difficulties; risks related to the rollout of the Company’s hydrogen fueling infrastructure and the timing thereof; construction risks and delays; the availability of access to hydrogen refueling facilities; the level of and cancellation of customer orders; risks associated with manufacturing batteries and fuel cell power modules; variations in and characteristics of the hydrogen fueling location, including but not limited to fueling hardware and software protocol, fuel amount, and fueling conditions, any of which may affect refueling times; and the factors, risks and uncertainties described in the "Risk Factors" section of the Company's annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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